Exhibit 10.1
Robert Bakish
This Transition Services Agreement and General Release of all Claims (this “Agreement”) is entered into by Robert Bakish (the “Executive”) and Paramount Global (together with its subsidiaries, the “Company”), effective as of this 29th day of April, 2024.
In consideration of the promises set forth in the letter agreement between the Executive and the Company dated as of August 13, 2019 (together with any amendments thereto, the “Employment Agreement”), and the additional benefits set forth below, the Executive and the Company agree as follows:
1.Resignation; Transition Services; Separation.
(a)Effective as of the end of the day on April 30, 2024 (the “Transition Date”), Executive hereby resigns his positions as President and Chief Executive Officer of Paramount Global and as a member of Paramount Global’s Board of Directors and from any other positions the Executive may hold as an officer or director of the Company. Unless earlier terminated in accordance with the terms hereof or extended thereafter upon mutual agreement of the parties, the Executive’s employment with the Company shall terminate on October 31, 2024 (such actual date of termination, the “Separation Date”). Notwithstanding anything herein to the contrary, the Executive’s employment with the Company may end prior to October 31, 2024 as a result of (i) the Company’s termination of the Executive’s employment for Cause (as defined in the Employment Agreement) or (ii) the Executive’s death or disability. The Company acknowledges and agrees that it will not assert Cause for the Executive’s termination based on any facts or events that Paramount Global’s officers and directors have knowledge of as of the date of this Agreement. Unless earlier terminated for Cause, the Executive’s termination of employment on the Separation Date shall be a termination without Cause and, subject to his execution and delivery as of or promptly following the Separation Date of the Confirming Release attached hereto as Appendix A (the “Confirming Release”), the Executive shall receive the termination payments and benefits set forth in Section 11(c) of the Employment Agreement.
(b)Between the Transition Date and the Separation Date (the “Transition Period”), Executive shall remain employed by the Company in the role of non-executive Senior Advisor to the Company and shall provide transition services as and when reasonably requested by the Company’s Board of Directors, subject to Executive’s reasonable prior schedule and commitments and provided, however, that Executive shall be permitted to work remotely from anywhere subject to travel as may be reasonably required by the Company (at the Company’s expense). During the Transition Period, the Executive shall continue to receive a monthly base salary of $258,333.33 (payable in accordance with the Company’s ordinary payroll practices). Although the Executive will remain eligible to receive his Pro-Rated Bonus (as defined in the Employment Agreement) for 2024 calculated based on the Executive’s service to the Separation Date and will continue to vest in all outstanding equity awards in accordance with their terms, the Executive will not receive any further grants of cash or equity incentive compensation during the Transition Period. During the Transition Period, the Parties acknowledge and agree that Executive’s level of services with the Company shall in no event decrease below 20% of the average level of services provided by

Executive during the immediately preceding 36-month period, such that Executive does not experience a “separation from service” for purposes of Section 409A of the Internal Revenue Code of 1986, as amended (the “Code”), and the Treasury regulations and other guidance issued thereunder (collectively, “Section 409A”). The Parties acknowledge and agree that Executive will experience a separation from service (as defined in Section 409A) on the Separation Date.
(c)The parties acknowledge and agree that, in accordance with the terms thereof, the Executive shall remain entitled to enhanced separation benefits under the Company’s Executive Change in Control Severance Protection Plan (the “CIC Plan”) in the event that a Change in Control (as defined in the CIC Plan) should occur within six months following the Separation Date; provided, however, that the Executive hereby agrees that his Severance Multiple shall be 2.5X and his Benefit Continuation Period shall be 30 months thereunder. The Executive’s rights to potential payments and benefits pursuant to the terms of the CIC Plan are subject in all respects to the terms and conditions set forth in the CIC Plan.
2.Return of Property. All Company files, access keys and codes, desk keys, ID badges, computers, records, manuals, electronic devices, computer programs, papers, electronically stored information or documents, telephones and credit cards, and any other property of the Company in the Executive’s possession must be returned to the Company by the Separation Date. Notwithstanding the foregoing, the Executive may retain his calendars, contacts and personal correspondence and any information reasonably needed for his personal tax return preparation.
3.General Release and Waiver of Claims.
(a)Release. In consideration of the payments and benefits provided to the Executive under this Agreement and after consultation with counsel, the Executive and each of the Executive’s respective heirs, executors, administrators, representatives, agents, insurers, successors and assigns (collectively, the “Releasors”) hereby irrevocably and unconditionally release and forever discharge the Company, its subsidiaries and affiliates and each of their respective officers, employees, directors, shareholders and agents (“Releasees”) from any and all claims, actions, causes of action, rights, judgments, obligations, damages, demands, accountings or liabilities of whatever kind or character (collectively, “Claims”), including, without limitation, any Claims under any Federal, state, local or foreign law, that the Releasors may have, or in the future may possess, arising out of (i) the Executive’s employment relationship with and service as an employee, officer or director of the Company or any affiliated companies and the termination of such relationship or service, and (ii) any event, condition, circumstance or obligation that occurred, existed or arose on or prior to the date hereof and relates to the Executive’s employment with the Company; provided, however, that the Executive does not release, discharge or waive any rights to (A) payments and benefits provided under the Employment Agreement that are contingent upon the execution by the Executive of this Agreement or the Confirming Release, or otherwise expressly survive termination thereof; (B) any indemnification rights the Executive may have in accordance with the Company’s governance instruments or under any director and officer liability insurance maintained by the Company with respect to liabilities arising as a result of the Executive’s service as an officer and employee of the Company; (C) any rights the Executive has under this Agreement, including any right to enforce the terms hereof; (D) any Claim for payments, benefits or other entitlements which the Executive has or will be entitled to under the terms of any compensation or benefit plan, policy or program maintained by the Company or any affiliate, including, without limitation, any incentive or deferred compensation plan, any equity plan, any pension plan or benefits under any welfare benefit plan and, the CIC Plan; (E) any Claim the Executive may have to obtain contribution as permitted by law in the event of entry of judgment against him as a result of any act or failure to act for which he and the Company or any affiliate are jointly liable; (F) any Claim that by law may not be released by private agreement without judicial or governmental review and approval or (G) any rights the Executive may have as a stockholder of the Company.
(b)Specific Release of ADEA Claims. In further consideration of the payments and benefits provided to the Executive under the Employment Agreement, the Releasors hereby unconditionally release and forever discharge the Releasees from any and all Claims that the Releasors may have as of the date the Executive signs this Agreement arising under the Federal Age Discrimination in Employment Act of 1967, as amended, including the Older Workers Benefit Protection Act of 1990 (“OWBPA”), and the applicable rules and regulations promulgated thereunder (“ADEA”). By signing this Agreement, the Executive hereby acknowledges and confirms the following: (i) the Executive was advised by the Company in connection with his termination to consult with an attorney of his choice prior to signing this Agreement and to have such attorney explain to the Executive the terms of this Agreement, including, without limitation, the terms relating to the Executive’s release of claims arising under ADEA, and the Executive has in fact consulted with an attorney; (ii) the Executive was given a period of not fewer than 21 days to consider the terms of this Agreement and to consult with an attorney of his choosing with respect thereto; (iii) the Executive knowingly and voluntarily accepts the terms of this Agreement; and (iv) the Executive is providing this release and discharge only in exchange for consideration in addition to anything of value to which the Executive is already entitled. The Executive also understands that he has seven (7) days following the date on which he signs this Agreement within which to revoke the release contained in this paragraph 3(b), by providing the Company a written notice of his revocation of the release and waiver contained in this paragraph 3(b); provided, however, that if the Executive exercises his right to revoke the release contained in this paragraph 3(b), the Executive shall not be entitled to any amounts paid to him under the termination provisions of the Employment Agreement and the Company may terminate any benefits and payments that are subsequently due under the Employment Agreement, except as prohibited by the ADEA and OWBPA.
(c)No Assignment. The Executive represents and warrants that he has not assigned any of the Claims being released under this Agreement. This Agreement shall be biding upon, and inure to the benefit of, the Executive’s heirs (including, without limitation, with respect to the payments to be made hereunder). The Company may only assign this Agreement, in whole or in part, to any affiliated company or subsidiary of, or any successor in interest to, the Company.
4.Proceedings. The Executive has not filed, and agrees not to initiate or cause to be initiated on his behalf, any complaint, charge, claim or proceeding against the Releasees before any local, state or federal agency, court or other body relating to his employment or the termination of his employment, other than with respect to the obligations of the Company to the Executive under the Employment Agreement (each, individually, a “Proceeding”) (excluding, for the avoidance of doubt, any whistleblower complaints protected under applicable law), and agrees not to participate voluntarily in any Proceeding. Notwithstanding the foregoing, the prohibitions in this paragraph 4 shall not apply to the Executive’s right to file a charge with the Equal Employment

Opportunity Commission (“EEOC”) or similar local or state agency, or participate in an investigation conducted by such agency. The Executive waives any right he may have to benefit in any manner from any relief (whether monetary or otherwise) (i) arising out of any Proceeding and/or (ii) in connection with any claim pursued by any administrative agency, including but not limited to the EEOC, on the Executive’s behalf and, in the event the Executive is awarded money, compensation or benefits, the Executive shall waive any right to such award or immediately remit such award to the Company.
5.Public Announcements. The Company and the Executive shall consult in good faith on any press release or other public announcement concerning the Executive’s termination of employment.
6.Attorneys’ Fees. The Company shall reimburse the Executive for up to $100,000 in documented attorneys’ fees incurred in connection with his departure from the Company and the negotiation of this Agreement within twenty (20) days after its receipt of written documentation of such fees and in all events on or prior to April 30, 2025.
7.Non-Disparagement. In addition to his obligations under Section 7(c) of the Employment Agreement, from the date hereof through the second anniversary of the Separation Date, the Executive agrees not to, directly or indirectly, make, publish or communicate to any person or entity or in any public forum any defamatory or disparaging remarks, comments or statements concerning the Company or its affiliates or any of their respective current or former officers, directors or employees (individually, a “Company Person” and collectively, the “Company Persons”). Notwithstanding the foregoing, (i) the preceding sentence shall not apply to private discussions with family members and professional advisors, (ii) Executive shall not be prohibited from making truthful statements in response to statements by a Company Person that are disparaging or derogatory provided that the responsive statements do not disparage or derogate the other party, (iii) nothing in this Section 7 shall prevent the Executive from making any statement in good faith in connection with a proceeding to resolve a dispute in accordance with paragraph 19(h) of the Employment Agreement, and (iv) nothing in this Agreement restricts the Executive from reporting violations of U.S. federal or state laws or regulations to a relevant government agency, making disclosures that are specifically protected under U.S. federal and state whistleblower laws and regulations, from accepting any monetary reward in connection therewith or otherwise disclosing information or providing testimony as required by law or legal process. For the avoidance of doubt, the obligations of the Company under paragraph 7(c) of the Employment Agreement shall remain in effect in accordance with their terms.
8.Remedies. In the event the Executive initiates or voluntarily participates in any Proceeding in violation of this Agreement, or if he fails to materially abide by any of the terms of this Agreement or, in any material respect, his post-termination obligations contained in the Employment Agreement, specifically including his obligations under Sections 6, 7 and 8 thereof (which failure to abide by his post-termination obligations is not cured within thirty (30) days following written notice from the Company if such violation is curable), the Company may, in addition to any other remedies it may have, reclaim any amounts paid to him under this Agreement or the termination provisions of the Employment Agreement, and terminate any benefits or payments that are subsequently due under this Agreement or the Employment Agreement, except as prohibited by the ADEA and OWBPA, without waiving the release granted herein. The

Executive acknowledges and agrees that the remedy at law available to the Company for breach of any of his post-termination obligations under the Employment Agreement or his obligations under paragraphs 3 and 4 herein would be inadequate and that damages flowing from such a breach may not readily be susceptible to being measured in monetary terms. Accordingly, the Executive acknowledges, consents and agrees that, in addition to any other rights or remedies that the Company may have at law or in equity or as may otherwise be set forth in the Employment Agreement, the Company shall be entitled to seek a temporary restraining order or a preliminary or permanent injunction, or both, without bond or other security, restraining the Executive from breaching his post-termination obligations under the Employment Agreement or his obligations under paragraphs 3 and 4 herein. Such injunctive relief in any court shall be available to the Company, in lieu of, or prior to or pending determination in, any arbitration proceeding.
The Executive understands that by entering into this Agreement he shall be limiting the availability of certain remedies that he may have against the Company and limiting also his ability to pursue certain claims against the Company.
9.Severability Clause. In the event any provision or part of this Agreement is found to be invalid or unenforceable, only that particular provision or part so found, and not the entire Agreement, shall be inoperative.
10.Nonadmission. Nothing contained in this Agreement shall be deemed or construed as an admission of wrongdoing or liability on the part of either party to this Agreement.
11.GOVERNING LAW AND FORUM. The Executive acknowledges that this Agreement has been executed, in whole or in part, in New York. Accordingly, the Executive agrees that this Agreement and all matters or issues arising out of or relating to the Executive’s employment with the Company shall be governed by the laws of the State of New York applicable to contracts entered into and performed entirely therein. Any action to enforce this Agreement shall be brought solely in the state or federal courts located in the City of New York, Borough of Manhattan.
12.Notices. Notices under this Agreement must be given in writing, by personal delivery, regular mail or receipted email, at the parties’ respective addresses shown on this Agreement (or any other address so designated in writing by either party), with a copy, in the case of the Company, to the attention of the Company’s General Counsel. Any notice given by regular mail shall be deemed to have been given three (3) days following such mailing.
THE EXECUTIVE ACKNOWLEDGES THAT HE HAS READ THIS AGREEMENT AND THAT HE FULLY KNOWS, UNDERSTANDS AND APPRECIATES ITS CONTENTS, AND THAT HE HEREBY EXECUTES THE SAME AND MAKES THIS AGREEMENT AND THE RELEASE AND AGREEMENTS PROVIDED FOR HEREIN VOLUNTARILY AND OF HIS OWN FREE WILL.
13.Entire Understanding. This Agreement, together with the Employment Agreement and the other documents and agreements referenced herein and therein, contains the entire understanding of the parties hereto relating to the subject matter contained in this Agreement. Except as modified hereby, the Employment Agreement remains in full force and effect.

14.Counterparts. This Agreement may be executed in one or more counterparts, each of which shall be deemed to be an original but all of which together shall constitute one and the same instrument. Facsimile signatures shall have the same effect as originals.
IN WITNESS WHEREOF, the parties have executed this Agreement as of the date first set forth above.

PARAMOUNT GLOBAL

By:	/s/ Nancy Phillips
	Name:	Nancy Phillips
	Title:	Executive Vice President, Chief People Officer

THE EXECUTIVE

/s/ Robert Bakish
Robert Bakish

Dated:	29-Apr-2024

Appendix A
CONFIRMING RELEASE AGREEMENT
This Confirming Release Agreement (the “Confirming Release”) is that certain Confirming Release referenced in the Transition Services Agreement and General Release of all Claims (the “Separation Agreement”), entered into by and between Robert Bakish (the “Executive”) and Paramount Global (together with its subsidiaries, the “Company”), effective as April 29, 2024. Capitalized terms used herein that are not otherwise defined have the meanings assigned to them in the Separation Agreement. In signing below, the Executive agrees as follows:
1.General Release and Waiver of Claims.
(a)Release. In consideration of the payments and benefits provided to the Executive under the Separation Agreement (including those amounts payable under Section 11(c) of the Employment Agreement) and after consultation with counsel, the Executive on behalf of himself and the other Releasors hereby irrevocably and unconditionally releases and forever discharges each of the Releasees from any and all Claims, including, without limitation, any Claims under any Federal, state, local or foreign law, that the Releasors may have, or in the future may possess, arising out of (i) the Executive’s employment relationship with and service as an employee, officer or director of the Company or any affiliated companies and the termination of such relationship or service, and (ii) any event, condition, circumstance or obligation that occurred, existed or arose on or prior to the date hereof and relates to the Executive’s employment with the Company; provided, however, that the Executive does not release, discharge or waive any rights to (A) payments and benefits provided under the Employment Agreement that are contingent upon the execution by the Executive of this Confirming Release, or otherwise expressly survive termination thereof; (B) any indemnification rights the Executive may have in accordance with the Company’s governance instruments or under any director and officer liability insurance maintained by the Company with respect to liabilities arising as a result of the Executive’s service as an officer and employee of the Company; (C) any rights the Executive has under the Separation Agreement or this Confirming Release, including any right to enforce the terms hereof; (D) any Claim for payments, benefits or other entitlements which the Executive has or will be entitled to under the terms of any compensation or benefit plan, policy or program maintained by the Company or any affiliate, including, without limitation, any incentive or deferred compensation plan, any equity plan, any pension plan or benefits under any welfare benefit plan and the CIC Plan; (E) any Claim the Executive may have to obtain contribution as permitted by law in the event of entry of judgment against him as a result of any act or failure to act for which he and the Company or any affiliate are jointly liable; (F) any Claim that by law may not be released by private agreement without judicial or governmental review and approval or (G) any rights the Executive may have as a stockholder of the Company.
(b)Specific Release of ADEA Claims. In further consideration of the payments and benefits provided to the Executive under the Employment Agreement, the Releasors hereby unconditionally release and forever discharge the Releasees from any and all Claims that the Releasors may have as of the date the Executive signs this Confirming Release arising under the ADEA. By signing this Confirming Release, the Executive hereby acknowledges and confirms the following: (i) the Executive was advised by the Company in connection with his termination to
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consult with an attorney of his choice prior to signing this Confirming Release and to have such attorney explain to the Executive the terms of this Confirming Release, including, without limitation, the terms relating to the Executive’s release of claims arising under ADEA, and the Executive has in fact consulted with an attorney; (ii) the Executive was given a period of not fewer than 21 days to consider the terms of this Confirming Release and to consult with an attorney of his choosing with respect thereto; (iii) the Executive knowingly and voluntarily accepts the terms of this Confirming Release; and (iv) the Executive is providing this release and discharge only in exchange for consideration in addition to anything of value to which the Executive is already entitled. The Executive also understands that he has seven (7) days following the date on which he signs this Confirming Release within which to revoke the release contained in this paragraph 1(b), by providing the Company a written notice of his revocation of the release and waiver contained in this paragraph 1(b); provided, however, that if the Executive exercises his right to revoke the release contained in this paragraph 1(b), the Executive shall not be entitled to any amounts paid to him under the termination provisions of the Employment Agreement and the Company may terminate any benefits and payments that are subsequently due under the Employment Agreement, except as prohibited by the ADEA and OWBPA.
(c)No Assignment. The Executive represents and warrants that he has not assigned any of the Claims being released under this Confirming Release. The Company may assign this Confirming Release, in whole or in part, to any affiliated company or subsidiary of, or any successor in interest to, the Company.
2.Proceedings. The Executive has not filed, and agrees not to initiate or cause to be initiated on his behalf, any Proceeding (excluding, for the avoidance of doubt, any whistleblower complaints protected under applicable law), and agrees not to participate voluntarily in any Proceeding. Notwithstanding the foregoing, the prohibitions in this paragraph 4 shall not apply to the Executive’s right to file a charge with the Equal Employment Opportunity Commission (“EEOC”) or similar local or state agency, or participate in an investigation conducted by such agency. The Executive waives any right he may have to benefit in any manner from any relief (whether monetary or otherwise) (i) arising out of any Proceeding and/or (ii) in connection with any claim pursued by any administrative agency, including but not limited to the EEOC, on the Executive’s behalf and, in the event the Executive is awarded money, compensation or benefits, the Executive shall waive any right to such award or immediately remit such award to the Company.
3.Remedies. In the event the Executive initiates or voluntarily participates in any Proceeding in violation of this Confirming Release, or if he fails to materially abide by any of the terms of this Confirming Release or, in any material respect, his post-termination obligations contained in the Employment Agreement (which failure to abide by his post-termination obligations is not cured within thirty (30) days following written notice from the Company), the Company may, in addition to any other remedies it may have, reclaim any amounts paid to him under the Separation Agreement, the termination provisions of the Employment Agreement and terminate any benefits or payments that are subsequently due under the Employment Agreement, except as prohibited by the ADEA and OWBPA, without waiving the release granted herein. The Executive acknowledges and agrees that the remedy at law available to the Company for breach of any of his post-termination obligations under the Employment Agreement or his obligations under paragraphs 1 and 2 herein would be inadequate and that damages flowing from such a breach
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may not readily be susceptible to being measured in monetary terms. Accordingly, the Executive acknowledges, consents and agrees that, in addition to any other rights or remedies that the Company may have at law or in equity or as may otherwise be set forth in the Employment Agreement, the Company shall be entitled to seek a temporary restraining order or a preliminary or permanent injunction, or both, without bond or other security, restraining the Executive from breaching his post-termination obligations under the Employment Agreement or his obligations under paragraphs 1 and 2 herein. Such injunctive relief in any court shall be available to the Company, in lieu of, or prior to or pending determination in, any arbitration proceeding.
The Executive understands that by entering into this Confirming Release he shall be limiting the availability of certain remedies that he may have against the Company and limiting also his ability to pursue certain claims against the Company.
4.Miscellaneous. Sections 8 through 14 of the Separation Agreement are hereby incorporated by reference herein mutatis mutandis by this reference.
THE EXECUTIVE ACKNOWLEDGES THAT HE HAS READ THIS CONFIRMING RELEASE AND THAT HE FULLY KNOWS, UNDERSTANDS AND APPRECIATES ITS CONTENTS, AND THAT HE HEREBY EXECUTES THE SAME AND MAKES THIS AGREEMENT AND THE RELEASE AND AGREEMENTS PROVIDED FOR HEREIN VOLUNTARILY AND OF HIS OWN FREE WILL.
IN WITNESS WHEREOF, the parties have executed this Confirming Release as of the date first set forth above.

THE EXECUTIVE

Robert Bakish

Dated:
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